EXHIBIT 3-c

Effective May 3, 2006

AT&T INC.

Incorporated under the Laws of the State of Delaware, October 5, 1983

Bylaws

Article I

Stockholders

Section 1. Annual Meeting

An annual meeting of the stockholders, for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall fix each year.

Section 2. Special Meeting

Special meetings of the stockholders may be called at any time, either by the Board of Directors or by the Chairman of the Board, and the Chairman of the Board shall call a special meeting whenever requested in writing to do so by stockholders representing two-thirds of the shares of the corporation, then outstanding, and entitled to vote at such meeting. This request must specify the time, place and object of the proposed meeting. Only such business as is specified in the notice may be conducted at a special meeting of the stockholders.

Section 3. Notice of Meetings

Written notice of all meetings of the stockholders shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held. The notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

When a meeting is adjourned to another place, date, or time, written notice need not be given of the meeting when reconvened, if the place, date, and time thereof are announced at the meeting at which the adjournment is taken. If the date of the meeting to be reconvened is more than thirty (30) days after the date for which notice of the meeting was originally given or if a new record date is fixed for the meeting, written notice of the place, date and time of the meeting to be reconvened shall be given in conformity herewith. At any reconvened meeting, any business may be transacted that might have been transacted at the original meeting.

Section 4. Quorum

At any meeting of the stockholders, the holders of forty percent (40%) of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

Section 5. Organization

The Chairman of the Board, or a Director or officer as the Chairman of the Board may designate, shall act as chairman of the stockholders’ meeting. The chairman of the meeting shall designate an officer to act as a secretary for the meeting in the absence of the corporation’s Secretary.

Section 6. Proxies and Voting

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy.

Each holder of common stock shall have one vote for every share of stock that is registered in the stockholder’s name on the record date for the meeting.

All voting may be by a voice vote, provided that upon demand of a stockholder entitled to vote in person or by proxy, a recorded vote of all shares of stock at the meeting shall be taken.

Directors shall be elected by a plurality of the votes cast. All other matters shall be determined by a majority of the votes cast, unless a greater number is required by law or the Certificate of Incorporation for the action proposed.

Section 7. Nomination of Directors

Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nomination of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors or any duly authorized committee thereof or (b) by any stockholder of the corporation entitled to vote for the election of Directors at the annual meeting. In addition to any other applicable requirements, a nomination made by a stockholder shall be pursuant to timely notice in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be received at the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred thirty (130) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as Director (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, and (iii) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the election of Directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in this Section 7. If the Chairman determines that a nomination was not made in accordance with the foregoing procedure, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 8. Conduct of Annual Meeting

No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the meeting by a stockholder as of the record date for the determination of stockholders entitled to vote at such annual meeting. In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be received at the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred thirty (130) days’ notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, stockholder’s notice to the Secretary must set forth, as to each matter such stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record of such stockholder, and (iv) any material interest of the stockholder in such business.

No business shall be conducted at the annual meeting of stockholders except in accordance with the procedures set forth in this Section 8; provided, however, that nothing in this Section 8 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting. If the Chairman determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not brought properly before the meeting and such business shall not be transacted.

Article II

Board of Directors

Section 1. Number and Terms of Office

The business and affairs of the corporation shall be under the direction of a Board of Directors. The number of Directors shall be set from time to time by a majority vote of the total number of Directors then serving in office.

The terms of office of all Directors who are in office immediately prior to the closing of the polls for the election of Directors at the 2005 annual meeting of stockholders shall expire at such time. At each annual meeting of stockholders beginning with the 2005 annual meeting of stockholders, the Directors shall be elected to hold office until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Section 2. Increases and Decreases in Directors

The Board of Directors may increase or decrease the number of Directors as provided in Section 1 of this Article II. Any vacancies created by an increase in the number of Directors shall be filled as provided in Section 3 of this Article II.

Section 3. Vacancies and Newly Created Directorships

Vacancies and newly created directorships resulting from an increase in the authorized number of Directors may be filled by a majority of Directors then in office.

Section 4. Regular Meetings

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall be established by the Board of Directors. A notice of each regular meeting shall not be required.

Section 5. Special Meetings

Special meetings of the Board of Directors may be called by one-third of the Directors or by the Chairman of the Board and shall be held at such place, on such date, and at such time as the Directors calling the meeting or the Chairman of the Board shall fix. Notice of a special meeting shall be given to each Director in any of the following ways: in person, by telephone or by delivery of a written notice or facsimile communication to the Director’s business or residence. Notice given in writing or by facsimile communication to the Director’s business or residence must be delivered at least twenty-four (24) hours before such meeting. Notice given by telephone or in person shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice of such meeting. A written waiver of any notice, signed by a Director, whether before or after the time of the event for which notice is to be given, shall be equivalent to the notice required to be given to such person.

Section 6. Quorum

At any meeting of the Board of Directors, a majority of the total number of the Directors shall constitute a quorum.

Section 7. Committees of the Board of Directors

The corporation elects to be governed by the provisions of Section 141(c)(2) of the General Corporation Law of the State of Delaware, as amended effective July 1, 1996. The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified members at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors as permitted by law. In the absence or disqualification of any member of any committee and any alternate member designated to replace such member, the members of the committee present at the meeting and not disqualified from voting may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Meetings of a committee may be set by the committee or may be called by one-third of the Directors then serving on the committee, the chairman of the committee, or the Chairman of the Board and shall be held at such place, on such date, and at such time as the person or persons calling the meeting shall fix. Notice of a committee meeting shall be given to a Director in any of the following ways: in person, by telephone or by delivery of a written notice or facsimile communication to the Director’s business or residence. Notice given in writing or by facsimile communication to the Director’s business or residence must be delivered at least twenty-four (24) hours before such meeting. Notice given by telephone or in person shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of a committee need be specified in the notice of such meeting. A written waiver of any notice, signed by a Director, whether before or after the time of the event for which notice is to be given, shall be equivalent to the notice required to be given to such person. No notice is required if a committee meeting is set by the committee.

If not otherwise fixed by the Board of Directors, the number of members making up a committee shall equal the number of Directors then serving on the committee from time to time. At any meeting of a committee, a majority of the number of Directors then serving on the committee shall constitute a quorum.

Each committee may determine procedural rules for the conduct of its meetings and business, and shall act in accordance therewith, unless otherwise provided by the Board of Directors in the resolution establishing the committee.

Article III

Officers of the Company

Section 1. Generally

The officers of the corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, and a Vice President-Chief Financial Officer appointed by the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, and such other officers and agents as the Board of Directors may desire. Officers shall be appointed by the Board of Directors at its first meeting after every annual meeting of stockholders. Each officer or agent appointed by the Board of Directors shall hold office until a successor is elected and qualified or until such person’s earlier resignation or removal. Any number of offices may be held by the same person.

Section 2. Duties of the Chairman of the Board

The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors.

Unless otherwise directed by the Board of Directors, the Chairman of the Board, or such other officer or agent as the Chairman of the Board may designate, shall have authority to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders, or with respect to any action of stockholders of any other corporation in which this corporation may hold securities, and otherwise to exercise any and all rights and powers that this corporation may possess by reason of its ownership of securities in any other corporation.

Section 3. Duties of the President

The President shall perform the duties as usually pertain to the office and such other duties as may from time to time be assigned.

Section 4. Duties of Vice Presidents

Each Vice President shall perform the duties as usually pertain to the office to which appointed and such other duties as may from time to time be assigned.

Section 5. Duties of Secretary and Assistant Secretaries

The Secretary shall make a record of the proceedings of all meetings of the stockholders, Board of Directors and any committee of Directors, in books to be kept for that purpose. The Secretary shall also give and publish all necessary notices of all meetings, have custody of the corporate seal and affix it when authorized, and preserve and keep all general contracts, papers and documents. In general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned.

Each Assistant Secretary shall perform such duties of the Secretary as may from time to time be assigned.

Section 6. Duties of Treasurer and Assistant Treasurers

The Treasurer shall have charge of all monies, funds and securities which may come into the Treasurer’s possession, maintain deposits of the corporation’s monies and funds in such depositories as the Board of Directors, the Chairman of the Board or the President shall approve, make disbursements of such monies and funds under direction of the Board of Directors, the Chairman of the Board, or the President, keep an account of all receipts and disbursements, and make such reports as may be required. The Treasurer shall also maintain a record of the outstanding shares of stock in the corporation, a stock transfer record and a list of the stockholders of the corporation. In general, the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned.

Each Assistant Treasurer shall perform such duties of the Treasurer as may from time to time be assigned.

Section 7. Duties of the Vice President-Chief Financial Officer

The Vice President-Chief Financial Officer shall be the principal officer in charge of the accounts of the corporation and shall perform all duties incident to the office of Vice President-Chief Financial Officer and such other duties as from time to time may be assigned.

Section 8. Delegation of Authority

The Board of Directors may from time to time assign or delegate the powers, authorities or duties of the Chairman of the Board, the President or any officer or agent to any other officers or agents, notwithstanding any provision hereof.

Article IV

Indemnification

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the corporation) by reason of the fact that such person is or was a Director, officer or employee of the corporation, or, while such person is or was a Director, officer or employee of the corporation, such person is or was serving at the request of the corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, but in each case only if and to the extent permitted under applicable state or federal law.

The indemnification provided herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled, and shall continue as to a person who has ceased to be a Director, officer, employee, or agent, and shall inure to the benefit of the heirs and personal representatives of such a person.

Article V

Stock

Section 1. Stock Certificates; Uncertificated Shares

The shares of the corporation shall be represented by certificates, provided that the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 2. Transfers of Stock

Transfers of stock shall be made only on the stock transfer record of the corporation and upon surrender of the certificate previously issued therefor which is outstanding and not canceled, except in the case of uncertificated shares.

Section 3. Transfer on Death Directions

At the request of a stockholder residing in a state that permits transfer on death directions by law, the Treasurer shall record on the stockholder’s certificate, or, in the case of uncertificated shares, upon the account statements evidencing the shares, a direction to transfer the stockholder’s interest in the corporation to a person designated by the stockholder on death of the stockholder. The Treasurer shall execute such direction upon proof of death of the stockholder, surrender of the outstanding certificate with the direction written thereon, and under such regulations as may be prescribed by the Treasurer.

Article VI

Miscellaneous

Section 1. Facsimile Signatures

In addition to the provision for the use of facsimile signatures on stock certificates as provided in Section 1 of Article V, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors.

Section 2. Corporate Seal

The Board of Directors shall provide a suitable seal for the corporation that contains the name of the corporation and the state of incorporation, which seal shall be kept by the Secretary.

Section 3. Fiscal Year

The fiscal year of the corporation shall be identical with the calendar year unless otherwise established by the Board of Directors.

Section	4. Time Periods

In applying any provision of these Bylaws which requires that an act be done or not be done in a specified number of days prior to an event, or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used. The day of the doing of the act shall be excluded and the day of the event shall be included.

Article VII

Amendments

These Bylaws may be amended or repealed in accordance with the Certificate of Incorporation by the Board of Directors at any meeting or by the stockholders at any meeting.